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                                                                   Exhibit 10.10

                               FIRST AMENDMENT TO
                      REVOLVING LOAN AND SECURITY AGREEMENT

         This FIRST AMENDMENT TO REVOLVING LOAN AND SECURITY AGREEMENT is entered into as of August 9, 2002 (this "Amendment") by and between COMERICA BANK-CALIFORNIA ("Bank"), a California banking corporation and HALL, KINION & ASSOCIATES, INC., a Delaware corporation ("Borrower").

                                    RECITALS

         WHEREAS, Borrower and Bank have previously entered into that certain Revolving Loan and Security Agreement dated June 21, 2002 (the "Loan Agreement"); and

         WHEREAS, OnStaff Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Borrower ("Buyer") will purchase certain assets (the "Acquisitions") of OnStaff, a California corporation, Healthcare Staffing Resources, Inc., a California corporation, and Boardnetwork.com, a California corporation (collectively, "Sellers") pursuant to the terms of those certain Asset Purchase Agreements dated as of August 9, 2002 (as the same may be further amended, modified or supplemented from time to time the "Acquisition Agreements") by and among Borrower and Buyer, on the one hand, and Sellers, Jeffrey A. Evans, an individual, Matthew Johnston Grantor Retained Annuity Trust dated 4/23/01, Diane Prince Johnston Grantor Retained Annuity Trust dated 4/23/01, Matthew and Diane Johnston 2001 Irrevocable Gift Trust dated 4/23/01, Johnston Living Trust dated 3/27/01, and Matthew Johnston, as a representative of the Seller (the "Seller Parties") on the other hand. The Acquisition Agreements and each schedule, exhibit, document, instrument and certificate incorporated therein or delivered in connection therewith, are referred to as the "Acquisition Documents"; and

         WHEREAS, pursuant to Section 10.2 of the Loan Agreement, the Acquisitions require the consent of Bank; and

         WHEREAS, Bank is willing to consent to the Acquisitions, subject to the terms and conditions of this Amendment; and

         WHEREAS, in addition to Bank's consent for the Acquisitions, Borrower is requesting a sublimit for letters of credit and modification to certain financial covenants, and Bank has agreed to provide the sublimit for letters of credit and modification to certain financial covenants pursuant to certain terms and conditions, as set forth more completely herein.

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                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Incorporation by Reference; Definitions. The foregoing Loan Agreement and the Recitals are incorporated herein by this reference as though set forth in full herein. Any term not defined herein shall have the meaning given in the Loan Agreement.

         2. Amendment to the Loan Agreement. The Loan Agreement is hereby modified as set forth below.

                      2.1    Amendment to Section 1.1 of the Loan Agreement.
Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions:

                      "Held Cash Balances" mean any cash balances of Borrower maintained at Bank for which Bank has placed a hold."

                      "Letter of Credit" means any trade letter of credit issued by Bank at the request of or for the account of Borrower pursuant to
         Section 2.11.

                      "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit issued and outstanding; (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date; and (c) all obligations of Borrower to reimburse Bank for amounts paid by Bank in respect of drawings under Letters of Credit as of such date.

                      2.2    Amendment to Section 2 of the Loan Agreement.
Section 2 of the Loan Agreement is hereby amended by adding the following new
Section 2.11:

                      "2.11  Letters of Credit.

                             2.11.1 Issuance. Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Bank agrees from time to

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         time during the term of this Agreement to issue Letters of Credit for the account of Borrower containing terms and conditions acceptable to Bank provided, however that no Letter of Credit shall have an expiration date beyond one hundred eighty (180) days.

               (a) Letters of Credit. Borrower may request Bank to issue a Letter of Credit by delivering to Bank, Bank's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Bank; and, each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement") together with such other certificates, documents and other papers and information as Bank may reasonably request.

               2.11.2 Sublimit. No Letters of Credit shall be issued unless, on the date of the proposed issuance of any Letter of Credit, the Advances available to Borrower under the Revolving Facility are equal to one hundred percent (100%) of the face amount of such Letters of Credit. Except in Bank's discretion, the aggregate amount of all Letter of Credit Obligations shall not at any time exceed One Million and 00/100 Dollars ($1,000,000.00).

               2.11.3 Reimbursement. Each draft paid by Bank under a Letter of Credit shall be deemed an Advance under the Revolving Facility and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such Advances; provided, however, that if the Revolving Facility is not available, for any reason whatsoever, at the time any draft is paid by Bank, or if Advances are not available under the Revolving Facility at such time due to any limitation on borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of

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         interest applicable to Advances. In such event, Borrower agrees that
         Bank, at Bank's sole discretion, may debit Borrower's deposit account with Bank for the amount of any such draft. In addition, Bank is hereby irrevocably authorized, in its sole discretion, to make Advances from time to time, or to charge any deposit account of Borrower, to pay any Letter of Credit for which payment is due, or at any time after the occurrence of an Event of Default to fund cash collateral for any outstanding Letter of Credit.

                      2.11.4 Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance or amendment of each Letter of Credit and upon the payment by Bank of each draft under any Letter of Credit determined in accordance with Bank's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid.

               2.3    Amendment to Section 9.1 of the Loan Agreement. Section
9.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               "9.1   Current Ratio. Borrower shall maintain, as of the last day of each fiscal quarter of Borrower, a ratio of current assets to current liabilities of at least 1.05:1.00; provided, however that as of December 31, 2002, Borrower shall maintain, as of the last day of each fiscal quarter of Borrower, a ratio of current assets to current liabilities of at least 1.25:1.00."

               2.4    Amendment to Section 2.1.1 of the Loan Agreement. Section
2.1.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replaced with the following:

               2.1.1 Borrowing Base. Borrowing Base shall mean an amount equal to the sum of: (a) Eighty percent (80%) of the Net Amount of Eligible Accounts; plus (b) the aggregate amount of Held Cash Balances; less (c) any Availability Reserves.

               2.5    Amendment to Section 9.2 of the Loan Agreement. Section
9.2 of the Loan Agreement is hereby amended by deleting the term "Forty

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One Million Five Hundred Thousand and 00/100 Dollars ($41,500,000.00)" and
replacing it with the term "Twenty Four Million and 00/100 Dollars ($24,000,000.00)".

               2.6    Amendment to Section 9.5 of the Loan Agreement. Section
9.5 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               "9.5   Profitability. Commencing July 1, 2002 and ending December
         31, 2003, Borrower shall have a minimum Net Income of One and 00/100 Dollars ($1.00) for each of Borrower's fiscal quarters during said period; provided, however, that commencing December 31, 2003, and for each fiscal year of Borrower thereafter, Borrower shall have a minimum Net Income of One and 00/100 Dollars ($1.00) measured on a fiscal year to date basis."

               2.7 Amendment to Section 9 of the Loan Agreement. Section 9 of the Loan Agreement is hereby amended by adding new Section 9.6 as follows:

               9.6 Cash Balances. Borrower and its Subsidiaries shall maintain a minimum aggregate cash balance with Bank of Twelve Million and 00/100 Dollars ($12,000,000.00); provided, however that if Borrower is profitable in its third (3rd) and fourth (4th) fiscal quarters for fiscal year 2002, then Borrower and its Subsidiaries shall maintain a minimum aggregate cash balance with Bank of Ten Million and 00/100 Dollars ($10,000,000.00)."

         3. Hold on Cash Balances. As additional security for the Obligations, Borrower shall pledge and Bank shall place a hold on Two Million and 00/100 Dollars ($2,000,000.00) of Borrower's cash balances held at Bank in money market account #1892-272293, which hold shall be released on November 15, 2002. The hold on such funds is in addition to and does not affect or impair the security interest in Borrower's deposit accounts granted to Bank by Borrower under the Loan Agreement.

         4. Conditions Precedent. Bank's consent to this Amendment and the Acquisitions is subject to satisfaction of all of the conditions set forth below.

               4.1    Financial Condition. Borrower shall have

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delivered to Bank, within thirty (30) Business Days after the closing of the
Acquisitions, the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of July 31 giving effect to the Acquisitions together with a certificate of Borrower, executed by the chief financial officer of Borrower in such Person's capacity as an officer of Borrower, in form and substance satisfactory to Bank certifying that, after giving effect to the Acquisitions, the fair saleable value of the assets of Borrower, on a going concern basis, will exceed the probable liability on its debts, that Borrower will be able to pay its debts as they mature and that Borrower will not have unreasonably small capital to conduct its business, together with attachments demonstrating the basis of such conclusions.

               4.2 Seller Financial Statements. Borrower shall deliver to Bank, the balance sheet of each Seller as of the end of such Seller's two (2) previous fiscal years, together with the related statements of income and retained earnings for such fiscal years, and the statements of changes in financial position, all in reasonable detail and standing in comparative form and all prepared in accordance with GAAP. Upon the completion of the audit of the Seller's consolidated financial statements for fiscal year ending 2001, and for the period ending June 30, 2002, Borrower shall promptly deliver an opinion thereon acceptable to Bank by independent accountants, together with such financial statements.

               4.3 Acquisition. The Acquisitions shall have been consummated in accordance with the terms of the Acquisition Documents.

               4.4 Acquisition Documents. Within ten (10) Business Days after the closing of the Acquisitions, Bank (a) shall have received true and complete executed or conformed copies of the Acquisition Documents and any amendments thereto; (b) the Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Acquisitions are required to occur or waivers of closing requirements that are not material); (c) neither any Seller, Buyer, Borrower or any of the Seller Parties shall have failed to perform any material obligation or covenant required by the Acquisition Documents to be performed or complied with by it on or before the date hereof, other than waivers of closing requirements that are not material; and (d) Bank shall have received a certificate of Borrower and Buyer, executed by Borrower's and Buyer's chief executive or chief financial officer in such Person's capacity as an officer of Borrower or Buyer, to the effect set forth in clauses (a), (b) and (c) above.

               4.5 Security Interests, UCC Filings and Stock Certificates. Bank shall have received satisfactory evidence that Bank has a valid and perfected first priority security interest as of the date hereof in the Collateral, subject only to liens permitted under the Loan Agreement. Borrower shall have delivered to or caused to be delivered to Bank executed documents (including

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financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of liens) as Bank may deem necessary to perfect its security interests in the Collateral. Borrower, pursuant to the stock pledge agreements, shall have delivered or caused to be delivered to Bank certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank) representing all of the capital stock of Borrower and each Subsidiary of Borrower whose capital stock is subject to the stock pledge agreements.

               4.6 Termination of Liens. Bank shall have received, duly executed, such UCC-3 termination statements, mortgage releases and other instruments, in form and substance satisfactory to Bank, as shall be necessary to terminate and satisfy all liens except permitted encumbrances on the Collateral.

               4.7 Assumption Agreement. Buyer shall execute and deliver to Bank an assumption agreement in the form attached hereto as Exhibit A.

               4.8 First Amendment to Stock Pledge Agreement. Borrower shall execute and deliver to Bank the First Amendment to Stock Pledge Agreement in the form attached hereto as Exhibit B.

               4.9 Borrower Documents. Borrower shall deliver or cause to be delivered to Bank the documents listed below, each, unless otherwise noted, dated the date hereof, duly executed, in form and substance satisfactory to
Bank:

                   (a) this Amendment;

                   (b) payment by Borrower of Bank's attorneys' fees and costs incurred in the preparation of this Amendment and the documents executed pursuant thereto; and

                   (c) a certificate of the secretary of Borrower with respect to (a) resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance of this Amendment and the documents executed pursuant thereto to which Borrower is to be a party; and (b) the signature and incumbency of the officers of Borrower executing such documents;

                   (d) a certificate of the secretary of Buyer with respect to
(a) resolutions of the Board of Directors of Buyer approving and authorizing the execution, delivery and performance of the documents executed pursuant hereto to which Buyer is to be a party; and (b) the signature and incumbency of the officers of Buyer executing such documents; such other and further documents, and completion of such other and further matters, as Bank may

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reasonably deem necessary or appropriate.

               5. Consent. Subject to the terms and conditions herein, Bank hereby consents to the Acquisition.

               6. No Amendment of Other Obligations; No Effect on Collateral. Except as is otherwise specifically set forth herein or in any document executed in connection herewith, the Loan Agreement and the Loan Documents are and shall remain unmodified and in full force and effect. Borrower ratifies and reaffirms the Obligations, without setoff, defense, or counterclaim, and agrees fully and faithfully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the Obligations under the Loan Agreement, as amended hereby. Nothing herein shall be deemed to affect in anyway the Collateral that secures the obligations under the Loan Agreement (as modified by this Amendment) or under any other agreement now or in the future.

               7. Conflicts. If any conflict exists between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall control.

               8. Ratification of the Guaranties and Security Therefor. By executing this Amendment below where indicated, Guarantors acknowledge and agree that they have read and are familiar with, and consent to, all of the terms and conditions of this Amendment. In light of the foregoing, by executing this Amendment, Guarantors further confirm and agree that all of the terms and provisions of the Guaranty and the Guarantor Security Agreement are ratified and reaffirmed, and that the Guaranty and Guarantor Security Agreement shall and does continue in full force and effect. Although Bank has informed Guarantors of the terms of this Amendment, Guarantors understand and agree that Bank has no duty whatsoever to do so, nor to seek this or any future acknowledgment, consent, or reaffirmation, and that nothing contained herein is intended to, or shall create, such a duty on the part of Bank as to any transactions hereafter.

               9. Further Assurances. Borrower agrees to make and execute such other documents and/or take such other action and/or provide such further assurances as may be requested by Bank in connection with the Obligations or as may be necessary or required to effectuate the terms and conditions of this Amendment and any documents executed in connection herewith.

               10. Future Amendments. Neither this Amendment nor any document executed herein entitles, or implies any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Amendment or the Loan Documents. Any modifications hereto or to the Loan Documents shall be in writing and signed by the parties.

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               11. Integration. This Amendment and any documents executed in connection herewith are integrated agreements, and supersede all negotiations and agreements regarding the subject matter hereof and thereof, and taken together with the Loan Documents and any documents executed in connection herewith, constitute the final agreement of the parties with respect to the subject matter hereof and thereof.

               12. Severability. In the event any one or more of the provisions contained in this Amendment is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               13. Interpretation. This Amendment and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code (S) 1654.

               14. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment, and any party delivering such an executed counterpart of the signature page to this Amendment by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Amendment to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

               IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Revolving Loan and Security Agreement to be executed as of the date first above written.

                                  HALL, KINION & ASSOCIATES, INC.



                                  By:      /s/ Martin A. Kropelnicki
                                         ---------------------------------------

                                  Title:         CFO
                                         --------------------------------------

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                                         COMERICA BANK - CALIFORNIA



                                               /s/ Joan S. Clark
                                               ------------------------------
                                         By:   Joan S. Clark
                                         Its:  Assistant Vice President

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ACCEPTED AND AGREED TO:

ICPLANET,
a Delaware corporation


By:   /s/ Martin A. Kropelnicki
      ------------------------------

Its:
      ______________________________


HUNTINGTON ACQUISITION CORPORATION,
a Delaware corporation


By:   /s/ Martin A. Kropelnicki
      ------------------------------

Its:
      ______________________________


INTERACTIVE ACQUISITION CORPORATION
a Delaware corporation


By:   /s/ Martin A. Kropelnicki
      ------------------------------

Its:
      ______________________________


TKO PERSONNEL INC.
a California corporation


By:      /s/ Martin A. Kropelnicki
      ------------------------------


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Its:
      ______________________________


GROUP-IPEX, INC.
a California corporation


By:   /s/ Martin A. Kropelnicki
      ------------------------------

Its:
      ______________________________


TKI ACQUISITION CORPORATION
a Delaware corporation


By:   /s/ Martin A. Kropelnicki
      ------------------------------

Its:
      ______________________________


TA ACQUISITION CORPORATION
a Delaware corporation


By:   /s/ Martin A. Kropelnicki
      ------------------------------

Its:
      ______________________________